UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021 (December 3, 2021)

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-33177	22-1897375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 Crawfords Corner Road, Suite 1405, Holmdel, NJ	07733
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNR	New York Stock Exchange
6.125% Series C Cumulative Redeemable Preferred Stock	MNR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2021, Monmouth Real Estate Investment Corporation (the “Company”) and Kevin Miller, the Chief Financial Officer of the Company, entered into an Employment Agreement, effective January 1, 2022, specifying the terms and conditions of Mr. Miller’s employment. The Employment Agreement has an initial term expiring on December 31, 2024, unless otherwise terminated, and will be automatically renewed and extended for successive one-year periods, provided that neither Mr. Miller nor the Company provides written notice to the other party electing not to renew or extend the Employment Agreement at least 90 days prior to the expiration of the initial term or any anniversary thereof. The Employment Agreement provides for a minimum annual base salary of $700,000 for the first year, $735,000 for the second year and $771,750 for the third year. Mr. Miller will be eligible for annual cash bonuses, in the target amount of $167,500, based on the Company’s achievement of certain performance objectives specified in the Employment Agreement as determined by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). Mr. Miller will also be eligible to receive equity awards of up to 12,500 shares of restricted stock each year based on achievement of performance objectives as determined by the Compensation Committee.

Under the Employment Agreement, if Mr. Miller’s employment is terminated by the Company without cause (as defined in the Employment Agreement) or by Mr. Miller for good reason (as defined in the Employment Agreement), the Company shall continue to pay to Mr. Miller his base salary plus his target annual cash bonus for the greater of (x) the remaining term of the Employment Agreement as if no termination of employment occurred (after the application of the renewal provision thereof), but in no event for a period of time exceeding three years or (y) one year, in each case, paid pursuant to the Company’s regular payroll practices.

The Employment Agreement provides that, upon a change of control of the Company, Mr. Miller has the right to extend and renew the Employment Agreement for three years from the date of the change of control. In addition, provided that Mr. Miller is actively employed by the Company as of the consummation of a change of control, Mr. Miller shall be entitled to participate in the Executive Management Transaction Bonus Plan, if adopted, consistent with the terms of such Executive Management Transaction Bonus Plan.

The Employment Agreement also provides that Mr. Miller will receive certain customary benefits, including paid vacation, health benefits and the right to participate in the Company’s 401(k) plan.

The above summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is filed herewith as Exhibit 10.1, and incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1	Employment Agreement, dated December 3, 2021, between Monmouth Real Estate Investment Corporation and Kevin Miller

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

/s/ Kevin S. Miller
KEVIN S. MILLER
Chief Financial and Accounting Officer

Date	December 6, 2021

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated December 3, 2021, between Monmouth Real Estate Investment Corporation and Kevin Miller

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